Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to: (a) the NTL Incorporated 2003 Stock Option Plan, (b) the NTL Incorporated Executive Group Compensation Bonus Plan; and (c) 133,912 shares of NTL Incorporated common stock issued to certain employees pursuant to their employment agreements, of our reports dated (i) March 27, 2003 with respect to the consolidated financial statements and schedules of NTL Incorporated; (ii) May 28, 2003 with respect to the consolidated financial statements and schedules of NTL Europe, Inc.; and (iii) May 28, 2003 with respect to the consolidated financial statements and schedules of NTL (Delaware), Inc., included in the NTL Incorporated Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission on May 30, 2003.

                                                      /s/ Ernst & Young LLP


New York, New York
July 30, 2003